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Exhibit 25.2

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2) ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
700 S. Flower Street 2nd Floor Los Angeles, California (Address of principal executive offices)	90017-4104 (Zip code)

The Bank of New York Trust Company, N.A.
100 Ashford Center North, Suite 520
Atlanta, GA 30338
Attn: Stefan Victory
(770) 698-5184
(Name, address, and telephone number of agent for service)

Superior Essex Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-0282396 (I.R.S. employer identification no.)
150 Interstate North Parkway Atlanta, Georgia (Address of principal executive offices)	30339 (Zip code)

Subordinated Debt Securities and related Guarantees
(Title of the indenture securities)

1.
General information. Furnish the following information as to the trustee:

(a)
Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	Atlanta, Georgia 30309
Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)    Whether it is authorized to exercise corporate trust powers.

Yes.

2.
Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.
List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.
A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.
A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.
A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.
A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.
The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.
A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

2

SIGNATURE

        Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Atlanta, and State of Georgia, on the 21st day of June, 2005.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ STEFAN VICTORY
Name:	Stefan Victory
Title:	Vice President

3

Exhibit 7

THE BANK OF NEW YORK TRUST COMPANY, NA Legal Title of Bank		FFIEC 041 Page RC-1 11
LOS ANGELES City
CA	90017

State	Zip Code
FDIC Certificate Number: 23472
Transmitted to Fidelity as 0031821 on 04/29/05

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2005

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

		Dollar Amounts in Thousands		RCON	Bil | Mil | Thou
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a. Noninterest-bearing balances and currency and coin (1)			0081	9,100	1.a
	b. Interest-bearing balances (2)			0071	0	1.b
2.	Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	75	2.a
	b. Available-for-sale securities (from Schedule RC-B, column D)			1773	57,298	2.b
3.	Federal funds sold and securities purchased under agreements to resell:
	a. Federal funds sold			B987	19,000	3.a
	b. Securities purchased under agreements to resell (3)			B989	95,000	3.b
4.	Loans and lease financing receivables (from Schedule RC-C):
	a. Loans and leases held for sale			5369	0	4.a
	b. Loans and leases, net of unearned income	B528	0			4.b
	c. LESS: Allowance for loan and lease losses	3123	0			4.c
	d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	0	4.d
5.	Trading assets (from Schedule RC-D)			3545	0	5
6.	Premises and fixed assets (including capitalized leases)			2145	3,876	6
7.	Other real estate owned (from Schedule RC-M)			2150	0	7
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)			2130	0	8
9.	Customers' liability to this bank on acceptances outstanding			2155	0	9
10.	Intangible assets
	a. Goodwill			3163	240,005	10.a
	b. Other intangible assets (from Schedule RC-M)			0426	17,839	10.b
11.	Other assets (from Schedule RC-F)			2160	34,344	11

12.	Total assets (sum of items 1 through 11)			2170	476,537	12

(1)
Includes cash items in process of collection and unposted debits.

(2)
Includes time certificates of deposit not held for trading.

(3)
Includes all securities resale agreements, regardless of maturity.

THE BANK OF NEW YORK TRUST COMPANY, NA Legal Title of Bank	FFIEC 041 Page RC-2 12
FDIC Certificate Number: 23472
Transmitted to Fidelity as 0031821 on 04/29/05

Schedule RC—Continued

		Dollar Amounts in Thousands		RCON	Bil | Mil | Thou
LIABILITIES
13.	Deposits:
	a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			2200	7,502	13.a
	(1) Noninterest-bearing (1)	6631	7,502			13.a.1
	(2) Interest-bearing	6636	0			13.a.2
	b. Not applicable
14.	Federal funds purchased and securities sold under agreements to repurchase
	a. Federal funds purchased (2)			B993	0	14.a
	b. Securities sold under agreements to repurchase (3)			B995	0	14.b
15.	Trading liabilities (from Schedule RC-D)			3548	0	15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M):			3190	58,000	16
17.	Not applicable
18.	Bank's liability on acceptances executed and outstanding			2920	0	18
19.	Subordinated notes and debentures (4)			3200	0	19
20.	Other liabilities (from Schedule RC-G)			2930	51,452	20

21.	Total liabilities (sum of items 13 through 20)			2948	116,954	21

22.	Minority interest in consolidated subsidiaries			3000	0	22
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus			3838	0	23
24.	Common stock			3230	1,000	24
25.	Surplus (exclude all surplus related to preferred stock)			3839	294,125	25
26.	a. Retained earnings			3632	64,622	26.a
	b. Accumulated other comprehensive income (5)			B530	(164)	26.b
27.	Other equity capital components (6)			A130	0	27

28.	Total equity capital (sum of items 23 through 27)			3210	359,583	28

29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)			3300	476,537	29

Memorandum

To be reported with the March Report of Condition.

		RCON	Number
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2004	6724	2	M.1

1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2	=	Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3	=	Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4	=	Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5	=	Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6	=	Review of the bank's financial statements by external auditors
7	=	Compilation of the bank's financial statements by external auditors
8	=	Other audit procedures (excluding tax preparation work)
9	=	No external audit work

(1)
Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)
Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."
(3)
Includes all securities repurchase agreements, regardless of maturity.
(4)
Includes limited-life preferred stock and related surplus.
(5)
Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6)
Includes treasury stock and unearned Employee Stock Ownership Plan shares.

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  Exhibit 25.2